     As filed with the Securities and Exchange Commission on October 5, 2001
                                                      Registration No. 333-65977
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                   CONOCO INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                          51-0370352
    (State or other jurisdiction of                           (I.R.S. Employer
    incorporation or organization)                           Identification No.)


        600 NORTH DAIRY ASHFORD                                     77079
            HOUSTON, TEXAS                                       (Zip Code)
(Address of Principal Executive Offices)

                                   ----------

                                   CONOCO INC.
                    1998 STOCK AND PERFORMANCE INCENTIVE PLAN
                            (Full title of the plan)

                                   ----------

                              R.A. HARRINGTON, ESQ.
                SENIOR VICE PRESIDENT, LEGAL, AND GENERAL COUNSEL
                                   CONOCO INC.
                             600 NORTH DAIRY ASHFORD
                              HOUSTON, TEXAS 77079
                     (Name and address of agent for service)

                                 (281) 293-1000
          (Telephone number, including area code, of agent for service)

                                   ----------

                                EXPLANATORY NOTE

         Conoco Inc. (the "Registrant") filed a Registration Statement on Form S-8 on October 22, 1998 (Registration No. 333-65977) to register shares of the Registrant's Class A common stock, par value $.01 per share (the "Class A Common Stock"), for issuance pursuant to the Conoco Inc. 1998 Stock and Performance Incentive Plan (the "Plan"). On October 8, 2001, Conoco Delaware I, Inc., a wholly owned subsidiary of the Registrant ("Merger Sub"), will merge with and into the Registrant (the "Merger") pursuant to the Agreement and Plan of Merger, dated as of July 17, 2001, as amended and restated in its entirety as of July 31, 2001, between the Registrant and Merger Sub. In connection with the Merger, each share of the Registrant's Class A common stock and Class B common stock, par value $.01 per share, will be converted into one share of new common stock, par value $.01 per share (the "Common Stock"). Issuances of shares pursuant to the Plan after the effective time of the Merger will consist of shares of Common Stock rather than Class A Common Stock.

         Of the 30,495,264 shares of Class A Common Stock registered in connection with the Plan, 28,764,915 shares of Class A Common Stock (the "Unissued Shares") have not been sold. Contemporaneously with the filing of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, the Registrant is filing a Registration Statement on Form S-8 to register shares of its Common Stock for issuance pursuant to the Plan.

         In accordance with Rule 457(p) promulgated under the Securities Act of 1933 and Securities and Exchange Commission Release No. 33-7943, this Post-Effective Amendment No. 1 is hereby filed in connection with the offset of the registration fees paid for the Unissued Shares from the Registration Statement on Form S-8 previously filed for the Plan to the Registration Statement on Form S-8 for the Plan that is being filed contemporaneously with the filing of this Post-Effective Amendment No. 1.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 5, 2001.

                                  CONOCO INC.



                                  By:  /s/ Robert W. Goldman
                                       -----------------------------------------
                                       Name:   Robert W. Goldman
                                       Title:  Senior Vice President, Finance,
                                               and Chief Financial Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below appoints Archie W. Dunham, Chairman, President and Chief Executive Officer of Conoco, Robert W. Goldman, Senior Vice President, Finance, and Chief Financial Officer of Conoco, and Rick
A. Harrington, Senior Vice President, Legal, and General Counsel of Conoco, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of Conoco, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON OCTOBER 5, 2001.

                 SIGNATURE                                                         TITLE
                 ---------                                                         -----
         /s/ Archie W. Dunham                                Chairman, President and Chief Executive Officer
--------------------------------------------                 (Principal Executive Officer)
         Archie W. Dunham

         /s/ Robert W. Goldman                               Senior Vice President, Finance, and Chief Financial
--------------------------------------------                 Officer (Principal Financial Officer)
         Robert W. Goldman

         /s/ W. David Welch                                  Controller and Principal Accounting Officer
--------------------------------------------
         W. David Welch

         /s/ Kenneth M. Duberstein                           Director
--------------------------------------------
         Kenneth M. Duberstein

         /s/ Ruth R. Harkin                                  Director
--------------------------------------------
         Ruth R. Harkin

         /s/ Charles C. Krulak                               Director
--------------------------------------------
         Charles C. Krulak

         /s/ Frank A. McPherson                              Director
--------------------------------------------
         Frank A. McPherson

         /s/ William K. Reilly                               Director
--------------------------------------------
         William K. Reilly

                                                             Director
--------------------------------------------
         William R. Rhodes

         /s/ A.R. Sanchez, Jr.                               Director
--------------------------------------------
         A.R. Sanchez, Jr.

         /s/ Franklin A. Thomas                              Director
--------------------------------------------
         Franklin A. Thomas


                                      II-3